THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND
QUALIFICATION  UNDER  FEDERAL  AND  STATE  SECURITIES  LAWS  IS  NOT  REQUIRED.

                               ANZA CAPITAL, INC.
                          2003 OMNIBUS SECURITIES PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

     Anza Capital, Inc. (the "Company"), hereby grants an Option to purchase shares of its common stock ("Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 2003 Omnibus Securities Plan (the "Plan").

Date  of  Grant:-----------------------------

Name  of  Optionee:--------------------------

Optionee's  Social  Security  Number:---------------------------

Number  of  Shares  Covered  by  Option:------------------------

Exercise  Price  per  Share:  $---------------

Vesting  Start  Date:-------------------------
[must  be  at  least  85%  fair  market  value  on  Date  of  Grant]

--- Check here if Optionee is a 10% owner (so that exercise price must be 110% of fair market value and term will not exceed 5 years).

          BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED.

Optionee:     --------------------------------------------------
                     (Signature)

Company:      --------------------------------------------------
                     (Signature)

               Title: ------------------------------------------

THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND
QUALIFICATION  UNDER  FEDERAL  AND  STATE  SECURITIES  LAWS  IS  NOT  REQUIRED.

                               ANZA CAPITAL, INC.
                          2003 OMNIBUS SECURITIES PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT


NONSTATUTORY STOCK  This Option  is not intended to be an incentive stock option
OPTION under section 422 of the Internal Revenue Code and will be interpreted accordingly.

VESTING No Shares will vest until you have performed ------- (----) months of Service from the commencement of your employment with the Company. Your Option shall vest as to ------- of the Shares on the date ------- (----) months from the Vesting Start Date as shown on the cover sheet. Thereafter, Shares shall vest at the rate of -------- of the Shares at the end of each full month thereafter. After you have completed -------- (----) months of Service, the number of Shares which vest under this Option at the Exercise Price shall be equal to the product of the number of full months of your continuous employment with the Company ("Service") (including any approved leaves of absence) from the Vesting Start Date times the number of Shares covered by this Option times --------. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

                    You should note that you may exercise the Option prior to vesting. In that case, the Company has a right to repurchase the unvested shares at the original exercise price if you terminate employment before vesting in all shares you purchased. Also, if you exercise before vesting, you should consider making an 83(b) election. Please see the attached Tax Summary. The 83(b) election must be filed within 30 days
                                 -----------------------------------------------
                    of  the  date  you  exercise.
                    ----------------------------

TERM Your Option will expire in any event at the close of business at Company headquarters on the day before the tenth anniversary (fifth anniversary for a 10% owner) of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

REGULAR             If  your  Service  terminates  for  any reason except death,
TERMINATION         Disability,  or  for "Cause" your Option will expire at the close of business at Company headquarters on the 30th day after your termination date. During such 30-day period, you may exercise that portion of your Option that was vested on your termination date.

DEATH If you die while in Service with the Company, your Option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise that portion of your Option that was vested on your date of death.

DISABILITY          If  your  Service  terminates  because  of   your Disability
                    Disability, your Option will expire at the close of business at Company headquarters on the date six months after your termination date. During that six-month period, you may exercise that portion of your Option that was vested on your date of Disability.

                    "Disability"  means  that  you  are  unable   to  engage  in
                    any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE   For  purposes  of   this  Option,  your  Service  does   not
                    terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.
                    However, your Service will be treated as terminating 30 days after you went on leave, unless your right to return to work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends unless you immediately return to Service. The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company also determines the extent to which you may exercise the vested portion of your Option during a leave of absence.

NOTICE OF EXERCISE  When you wish to  exercise  this  Option,  you  must execute
                    Exhibit A (and if exercise is prior to vesting you must also
                    ---------
                    execute  Exhibits  B and D). Your Exercise will be effective
                             -----------------
                    when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM  OF  PAYMENT   When  you  submit Exhibit A, you must include payment of the
                                      ---------
                    Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms at the discretion of the committee:

                    -  Your personal check, a cashier's check  or a money order.

                    - Shares which you have owned for six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                    - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

                    - Any other form of legal consideration approved by the Committee.

WITHHOLDING TAXES   You will not be allowed to exercise this Option  unless  you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

RESTRICTIONS ON     By  signing  this  Agreement, you agree not to exercise this
RESALE              Option or sell any Shares acquired  upon  exercise  of  this
                    Option  at  a  time  when  applicable  laws,  regulations or
                    Company or underwriter trading policies prohibit exercise or sale.  In  particular,  the  Company shall have the right to designate  one  or more periods of time, each of which shall not  exceed  180  days  in  length, during which this Option shall  not  be exercisable if the Company determines (in its sole  discretion)  that such limitation on exercise could in any  way  facilitate  a  lessening  of  any  restriction  on transfer  pursuant  to  the  Securities  Act  or  any  state securities  laws  with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any  state  securities laws, or facilitate the perfection of
                    any  exemption   from   the  registration  or  qualification
                    requirements  of  the Securities Act or any applicable state
                    securities  laws  for  the  issuance  or  transfer   of  any
                    securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

                    Furthermore, in respect of any underwritten public offering by the Company, you agree that you will not sell or otherwise transfer or dispose of any Shares covered by this Option during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed the greater of (a) 180 days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering and (b) such other period of time as agreed to by holders of a majority of the then outstanding Shares. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

                    If the sale of Shares under the Plan is not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

THE COMPANY'S       In  the event  that you propose to sell, pledge or otherwise
RIGHT OF FIRST      transfer to a third  party  any  Shares acquired under  this
REFUSAL             Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer
                    Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The
                    Transfer Notice shall be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares.

                    The Company and its assignees shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

                    The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                    If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, you and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice.

                    The Company's Right of First Refusal shall terminate upon the Company's initial public offering.

                    The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

RIGHT  OF           Following termination  of  your Service for any reason,  the
REPURCHASE          Company shall have the right to purchase all of those vested
                    Shares  that  you  have  or  will  acquire under this Option
                    (unvested  Shares which have been exercised are subject to a
                    Repurchase  Option  set  forth in Exhibit A). If the Company
                                                      ---------
                    fails to provide you with written notice of its intention to purchase such Shares before or within 30 days of the date the Company receives written notice from you of your termination of Service, the Company's right to purchase such Shares shall terminate. If the Company exercises its right to purchase such Shares, the Company will consummate the purchase of such Shares within 60 days of the date of its written notice to you. The purchase price for any Shares repurchased shall be the higher of the fair market value of the Shares on the date of purchase or the aggregate Exercise
                    Price  for  such  Shares  and  shall  be  paid  in cash. The
                    Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market. The fair market value shall be determined by the Board of Directors in its sole discretion.

TRANSFER OF OPTION  Prior  to  your  death,  only you  may exercise this Option.
                    You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

                    Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

RETENTION  RIGHTS   This  Agreement does not give you the right to  be  retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS  Neither you, nor your estate or heirs, have  any  rights  as a shareholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS         In  the  event  of  a  stock split, a stock  dividend  or  a similar change in the Company Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS             All  certificates  representing   the  Shares  issued   upon
                    exercise of this Option shall, where applicable, have endorsed thereon the following legends:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND GRANTS CERTAIN REPURCHASE RIGHTS TO THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

APPLICABLE  LAW     This  Agreement  will  be interpreted and enforced under the laws of the State of Nevada (without regard to their choice of law provisions).

THE PLAN AND OTHER  The  text  of  the  Plan  is incorporated  in this Agreement
AGREEMENTS          by  reference.   Certain  capitalized   terms  used in  this
                    Agreement  are  defined  in  the  Plan.

                    This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT
     YOU HAVE READ SECTION 11, "PURCHASER'S INVESTMENT REPRESENTATIONS" OF ATTACHMENT A AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.